TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2014

WAYNE, NJ (June 12, 2014) - Toys“R”Us, Inc. today reported financial results for the first quarter ended May 3, 2014.
Antonio Urcelay, Chairman of the Board of Directors and Chief Executive Officer, Toys“R”Us, Inc., stated, “We are pleased to have delivered positive comparable store net sales results in both our U.S. and International segments during the first quarter of the year. As we continue to work to improve operating margins, we have begun the process of developing a clearer pricing strategy, while simplifying and optimizing our promotional offerings. Additionally, during the first quarter, we began an aggressive inventory clearance effort in our U.S. stores, which we view as a necessary step to make way for new products for the critical holiday selling season ahead and to improve our inventory turns in future periods. While our consolidated inventory balance increased versus the prior year, we believe that our focus on improving the in-stock position has resulted in better shopping experiences for our customers, both in-store and online.”
Mr. Urcelay continued, “As we continue to work to identify areas for cost structure improvement, we incurred certain upfront costs which increased our operating expenses during the first quarter. However, we believe these short-term costs will benefit the business in the long-term. At the same time, we made capital investments in areas consistent with our strategic priorities, including global e-commerce, U.S. store maintenance and international growth. Overall, the team remains keenly focused on the flawless execution of our “TRU Transformation” strategy, as we make the required changes to strengthen the foundation of the company and position it for profitable growth in the future.”
First Quarter Highlights

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Domestic comparable store net sales were up 4.0% primarily driven by increases in the learning, entertainment (which includes electronics, video game hardware and software) and core toy categories. International comparable store net sales were up 1.0% primarily due to increases in the seasonal and baby product categories.

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Consolidated net sales were $2.5 billion, an increase of 2.9% versus the prior year period. Excluding the impact of foreign currency translation which decreased net sales by $19 million, the company experienced an improvement in net sales of $90 million primarily as a result of an increase in comparable store net sales and an increase in net sales from new stores in the International segment.

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Gross margin dollars were $918 million, compared to $900 million for the prior year period, an increase of $18 million. Foreign currency translation decreased gross margin dollars by $5 million. Gross margin, as a percentage of net sales, was 37.0%, a decrease of 0.4 percentage points versus the prior year period. The reduction was the result of Domestic segment margin rate decline principally within the baby product and core toy categories, due in part to our promotional efforts and competitive pricing strategy. Conversely, the International segment gross margin, as a percentage of net sales, increased primarily as a result of margin rate improvements in our core toy and learning categories and improvements in sales mix away from lower margin products, predominantly in our entertainment category.

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Selling, general and administrative expenses (“SG&A”) were $917 million, compared to $886 million in the prior year, an increase of $31 million. Foreign currency translation decreased SG&A by $5 million. Excluding the benefit of foreign currency translation, the increase in SG&A was primarily due to a $19 million increase in occupancy costs, predominantly as a result of increased utility expenses, closure costs mainly associated with one distribution center, and the increase in stores versus the prior year. Additionally contributing to the increase in SG&A was an $8 million increase in professional fees and a $7 million increase in payroll expenses which can both be primarily attributed to the company taking the necessary initial steps to implement and execute the “TRU Transformation” strategy.

•	Adjusted EBITDA[1] was $33 million, compared to $39 million in the prior year, a decline of $6 million.

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Operating loss was $91 million, compared to an operating loss of $73 million in the prior year. Domestic segment operating earnings were $24 million lower primarily due to SG&A increases, while the International segment operating performance improved by $9 million due to higher gross margin dollars. Corporate expenses were $3 million higher.

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Net loss was $196 million, compared to a net loss of $111 million in the prior year primarily due to a decrease in income tax benefit of $71 million and the increase in SG&A of $31 million, partially offset by an increase in gross margin dollars of $18 million.

Liquidity and Capital Spending
The company ended the first quarter with $1.5 billion of liquidity, which included cash and cash equivalents of $372 million and unused availability under committed lines of credit of $1.1 billion.
Through the end of the first quarter of fiscal 2014, the company invested $39 million primarily for improvements to information technology and logistics systems and capabilities, store-related projects and opening of new stores, compared to $53 million in the prior year.
Further information regarding the company’s financial performance in the first quarter of fiscal 2014 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on June 12, 2014.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management’s reasons for using these measures, are set forth at the end of this press release.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 879 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 705 international stores and over 190 licensed stores in 35 foreign countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 67,000 associates annually worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, our ability to implement our strategy including implementing initiatives for season, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
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For more information please contact:
Lenders and Note Investors:
John D’Ambrosio, Manager, Corporate Treasury at 973-617-5913 or John.D’Ambrosio@toysrus.com
Media:
Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended
(In millions)	May 3, 2014	May 4, 2013
Net sales	$2,479	$2,408
Cost of sales	1,561	1,508
Gross margin	918	900
Selling, general and administrative expenses	917	886
Depreciation and amortization	104	100
Other income, net	(12)	(13)
Total operating expenses	1,009	973
Operating loss	(91)	(73)
Interest expense	(108)	(114)
Interest income	1	3
Loss before income taxes	(198)	(184)
Income tax benefit	2	73
Net loss	$(196)	$(111)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	May 3, 2014	February 1, 2014	May 4, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$372	$644	$470
Accounts and other receivables	236	249	275
Merchandise inventories	2,396	2,171	2,329
Current deferred tax assets	30	31	102
Prepaid expenses and other current assets	167	125	169
Total current assets	3,201	3,220	3,345
Property and equipment, net	3,582	3,638	3,791
Goodwill	64	64	443
Deferred tax assets	154	152	246
Restricted cash	57	53	44
Other assets	426	422	454
Total Assets	$7,484	$7,549	$8,323

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$1,428	$1,488	$1,273
Accrued expenses and other current liabilities	866	920	761
Income taxes payable	21	19	8
Current portion of long-term debt	125	89	107
Total current liabilities	2,440	2,516	2,149
Long-term debt	5,111	4,918	5,086
Deferred tax liabilities	87	96	127
Deferred rent liabilities	361	362	357
Other non-current liabilities	234	235	229
Temporary equity	83	78	67
Total stockholders’ (deficit) equity	(832)	(656)	308
Total Liabilities, Temporary Equity and Stockholders’ (Deficit) Equity	$7,484	$7,549	$8,323

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 Weeks Ended
(In millions)	May 3, 2014	May 4, 2013
Cash Flows from Operating Activities:
Net loss	$(196)	$(111)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	104	100
Amortization and write-off of debt issuance costs	11	10
Deferred income taxes	2	(18)
Other	16	1
Changes in operating assets and liabilities:
Accounts and other receivables	30	25
Merchandise inventories	(209)	(125)
Prepaid expenses and other operating assets	(27)	(37)
Accounts payable, Accrued expenses and other liabilities	(150)	(213)
Income taxes payable and receivable	(19)	(93)
Net cash used in operating activities	(438)	(461)
Cash Flows from Investing Activities:
Capital expenditures	(39)	(53)
Proceeds from sales of fixed assets	3	8
Increase in restricted cash	(3)	(27)
Proceeds from redemption of debt securities	—	52
Purchases of debt securities	—	(20)
Net cash used in investing activities	(39)	(40)
Cash Flows from Financing Activities:
Long-term debt borrowings	330	705
Long-term debt repayments	(117)	(814)
Capitalized debt issuance costs	(12)	(20)
Short-term debt borrowings, net	(2)	(2)
Repurchase of common stock	—	(6)
Net cash provided by (used in) financing activities	199	(137)
Effect of exchange rate changes on Cash and cash equivalents	6	(10)
Cash and cash equivalents:
Net decrease during period	(272)	(648)
Cash and cash equivalents at beginning of period	644	1,118
Cash and cash equivalents at end of period	$372	$470

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net loss to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended
(In millions)	May 3, 2014	May 4, 2013
Net loss	$(196)	$(111)

Add:
Income tax benefit	(2)	(73)
Interest expense, net	107	111
Depreciation and amortization	104	100
EBITDA	13	27

Adjustments:
Sponsors’ management and advisory fees (a)	6	6
Severance	5	4
Store closure costs	5	—
Impairment of long-lived assets (b)	3	2
Net gains on sales of properties	—	(2)
Other (c)	1	2
Adjusted EBITDA (d)	$33	$39

(a) Represents the fees expensed to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.
(b) Asset impairments primarily due to the identification of underperforming stores and the relocation of certain stores.
(c) Represents miscellaneous other charges which were not individually significant for separate disclosure.
(d) Adjusted EBITDA is defined as EBITDA (earnings before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have historically excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, net gains on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.